UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)
June 22, 2007

AURIGA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26013	84-1334687

(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2029 Century Park East, Suite 1130 Los Angeles, California	90067

(Address of principal executive offices)	(Zip Code)
(310) 461-3600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1—REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01. Entry Into a Material Definitive Agreement.
The disclosure responsive to this Item 1.01 is incorporated herein by reference to Item 5.02 below.
SECTION 5—CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Resignation of Director.
Effective as of June 22, 2007, Steve Glover resigned from the Board of Directors (“Board”) of Auriga Laboratories, Inc. (the “Company”). Mr. Glover was serving on the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. To the knowledge of the Board and the executive officers of the Company, Mr. Glover did not resign because of a material disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
(d) Appointment of Directors.
Effective as of June 26, 2007, upon recommendation of the Corporate Governance and Nominating Committee of the Board, the Company extended, and Leonhard Dreimann and Thomas Heck accepted, offers to become members of the Board. The appointments of the new directors to the Board were taken by the affirmative vote of a majority of the directors of the Board then in office pursuant to Article V, Section 4 of the Certificate of Incorporation of the Company.
As compensation for his service as a director, each new director will be paid $2,500 per month and reimbursed for his expenses for attending meetings of the Board and Committees of the Board, both in accordance with the Company’s established practices.
Each new director has entered into the Company’s standard indemnification agreement for directors and officers of the Company, which provides, among other things, that the Company will indemnify the director, under the circumstances set forth therein, for defense expenses, damages, judgments, fines and settlements incurred by him in connection with actions or proceedings to which he may be a party as a result of his position as a director of the Company, and otherwise to the full extent permitted under the Company’s bylaws and state law.
As additional consideration for his appointment to the Board, on June 22, 2007, the Board approved the issuance to each new director of a nonstatutory stock option to purchase 150,000 shares of the Company’s common stock with an exercise price of $1.10, the closing price of the common stock of the Company on the OTC Bulletin Board on June 22, 2007, which is the date on which the option was granted to Mr. Dreimann and Mr. Heck by the Board (the “Option”). The Option vests as follows:

(a) twenty-five percent of the Option is exercisable on June 26, 2007; and (b) subject to Mr. Dreimann and Mr. Heck’s continued service on the Board, 1/24th of the total number of shares of common stock subject to the Option will vest each month thereafter.
The background information for each new director is contained in the Company’s press release dated June 26, 2007, which is attached hereto as Exhibit 99.1 and incorporated herein by this reference.
The foregoing descriptions of the offer letters to Mr. Dreimann and Mr. Heck, the indemnification agreement and the Option contained in this Current Report on Form 8-K are qualified in their entirety by reference to the full text of each such document filed herewith.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed herewith:

Exhibit
Number	Document

10.1	Auriga Laboratories, Inc. Offer Letter to Leonhard Dreimann dated June 22, 2007 (accepted by Mr. Dreimann on June 22, 2007).

10.2	Form of Indemnification Agreement for New Directors.

10.3	Form of Auriga Laboratories, Inc. Nonstatutory Stock Option granted to New Directors.

10.4	Auriga Laboratories, Inc. Offer Letter to Thomas Heck dated June 22, 2007 (accepted by Mr. Heck on June 22, 2007).

99.1	Press Release dated June 26, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Auriga Laboratories, Inc.
Date: June 26, 2007	By:	/s/ Charles R. Bearchell
Charles R. Bearchell
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Document

10.1	Auriga Laboratories, Inc. Offer Letter to Leonhard Dreimann dated June 22, 2007 (accepted by Mr. Dreimann on June 22, 2007).

10.2	Form of Indemnification Agreement for New Directors.

10.3	Form of Auriga Laboratories, Inc. Nonstatutory Stock Option granted to New Directors.

10.4	Auriga Laboratories, Inc. Offer Letter to Thomas Heck dated June 22, 2007 (accepted by Mr. Heck on June 22, 2007).

99.1	Press Release dated June 26, 2007